Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           SSB VEHICLE SECURITIES INC.

         SSB Vehicle Securities Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the Corporation is SSB Vehicle Securities Inc. The Corporation was originally incorporated under the name Salomon Brothers Vehicle Securities Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 7, 1997.

          2. The Board of Directors of the Corporation, by unanimous written consent dated April 13, 1998, adopted resolutions setting forth the following restatement of and further amendment to the Certificate of Incorporation of the Corporation, declaring such restatement and amendments to be advisable.

          3. The Corporation has not received any payment for any of its stock.

          4. Pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

          5. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

          FIRST: The name of the corporation is SSB Vehicle Securities Inc. (the "Corporation").

          SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

          THIRD: The Corporation exists only for the purposes specified in this Article THIRD and may not conduct any other business without the unanimous consent of its Board of Directors. The Corporation shall have the authority to engage in any other acts or activities and to exercise any power permitted to corporations under the General Corporation Law of the State of Delaware so long as the same are incidental to or connected with and are necessary, suitable or convenient to accomplish such purposes. The business and purposes to be conducted and promoted by the Corporation are limited to the following activities:

                  A. To acquire as purchaser and/or by contribution to the capital of the Corporation or otherwise, own, hold, transfer, assign, sell, contribute to capital, pledge and otherwise deal with (i) promissory notes and similar such instruments, leases, loan agreements, retail installment sales contracts, installment loans, purchase money notes or other evidences of indebtedness or payment obligations, any or all of which may be secured or unsecured, that arise in connection with the sale or lease of automobiles, trucks, light-duty trucks, recreational vehicles or other motor vehicles, boats or other marine vehicles, equipment, merchandise and other personal property, financings or re-financings secured thereby, any and all other instruments evidencing interests in consumer loans and indebtedness and other related agreements, documents, books and records, (ii) related rights to payment, whether constituting cash, account, chattel paper, instrument, general intangible or otherwise, and any other related assets, property, collateral and rights, including without limitation security interests, (iii) related collection, deposit, custodial, trust and other accounts, lock boxes and post office boxes and any amounts and other items from time to time on deposit therein, (iv) real property and any improvements thereon and personal property acquired by foreclosure, deed-in-lieu thereof or otherwise in respect of, any of the foregoing, (v) certificates, notes, bonds or other securities, instruments and documents evidencing ownership interests in or obligations secured by all or any of the foregoing and (vi) proceeds and other payments and distributions of any kind of, on or in respect of, any of the foregoing;

                  B. To authorize, issue, offer, transfer, sell and deliver, directly or indirectly, through business trusts, common law trusts or other entities established solely for such purpose or otherwise, certificates, notes, bonds and other securities, instruments and documents evidencing ownership interests in or obligations secured by all or any portion of the assets described in foregoing clause A ("Securities");

                  C. To hold, and enjoy all of the rights and privileges as a holder of, any Securities;

                  D. To negotiate, authorize, execute, deliver, assume the obligations under, and perform, any agreement or instrument or document relating to the activities set forth in clauses
                  (A) through (C) above, including but not limited to any trust agreement, sale and servicing agreement, pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, purchase agreement, participation agreement, indemnification agreement, placement agreement or underwriting agreement; and

                  E. Engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable to accomplish any of the foregoing.

         FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, and the par value of such shares shall be $0.01 per share.

         FIFTH:  The Corporation is to have perpetual existence.

         SIXTH: Election of directors need not be written by ballot unless the By-Laws of the Corporation shall so provide. The books of the Corporation may (subject to any statutory requirements) be kept at such place whether within or outside the State of Delaware as may be designated by the Board of Directors or in the By-Laws of the Corporation.

         SEVENTH: The affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the Corporation shall be from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.

         EIGHTH: At all times the Board of Directors shall include at least two individuals who are Independent Directors. An Independent Director shall be an individual who is not at such time, and shall not have been at any time during the preceding five years, a director, officer, employee or affiliate of Salomon Brothers Inc ("Salomon") or any of its affiliates (provided that an Independent Director may be an Independent Director of one or more affiliates of Salomon which are special purpose entities).

         NINTH: (a) The Corporation shall not incur any indebtedness, except such indebtedness that is incurred in the course of conducting its activities in accordance with Article THIRD.

                  (b) The Corporation shall not dissolve or liquidate in whole or in part, or transfer its properties and assets substantially as an entirety to any other person other than in the course of conducting its activities in accordance with Article THIRD.

                  (c) So long as any of the Securities remain outstanding and any of such Securities have been rated by a rating agency at the request of the Corporation or an affiliate of the Corporation, the Corporation shall not amend Article THIRD, Article TENTH or this Article NINTH without the consent of such rating agency.

                  (d) So long as any of the Securities remain outstanding and any of such Securities have been rated by a rating agency at the request of the Corporation or an affiliate of the Corporation, the Corporation will provide notice to each such rating agency prior to the issuance of additional Securities and will include with such notice customary information with respect to the proposed additional Securities to be issued.

                  (e) The Corporation shall not have, form or cause to be formed, any subsidiaries.

         TENTH:  The Corporation shall:

                  (a) Not enter into any contractual obligation with any affiliate of the Corporation, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with a person other than any such affiliate, or enter into any contractual obligations which are not in the ordinary course of the Corporation's business.

                  (b) (i) Maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its affiliates and any other person, (ii) not permit any affiliate independent access to its bank accounts, (iii) unless otherwise required under the Internal Revenue Code of 1986, as amended, file its own tax returns and (iv) maintain its books, records, resolutions and agreements as official records.

                  (c)  Not   commingle  the  funds  and  other  assets  of  the
Corporation with those of any affiliate or any other person.

                  (d) Hold all of its assets in its own name.

                  (e) Conduct its own business in its own name.

                  (f) Do all things necessary to observe corporate formalities of the Corporation and to preserve its existence, and not amend, modify or otherwise change, this Certificate of Incorporation or any other organizational documents of the Corporation in a manner that would adversely affect the existence of the Corporation as a single purpose entity.

                  (g) Pay the salaries of its own employees, if any, from its own funds and maintain a sufficient number of employees in light of its contemplated business operations.

                  (h) Compensate each of its own consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred.

                  (i) Not guarantee, become obligated for, or hold itself or its credit out to be responsible for, the debts and obligations of any other person or the decisions or actions respecting the daily business or affairs of any other person.

                  (j) Fairly allocate annually the cost of any services (such as asset management, legal and accounting) that are provided to the Corporation by any of its affiliates or members.

                  (k) Not utilize the stationery, invoices or checks of any of its affiliates or members.

                  (l) At all times hold itself out to the public as, and be, a legal entity separate and distinct from any other person; and correct any known misunderstanding regarding the separate identity of the Corporation.

                  (m) Not identify itself or any affiliate as a division or part of any other person.

                  (n) Not conduct its business so as to cause it not to have adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  (o) Maintain its assets in such a manner that it will not be costly or difficult to ascertain, identify or segregate its individual assets from those of any affiliate or any other person.

                  ELEVENTH: The unanimous affirmative vote of all of the Directors is required for the Corporation to:

                  (a) File or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally.

                  (b) Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Corporation or a substantial portion of its properties.

                  (c) Make any assignment for the benefit of the creditors of the Corporation.

                  (d) Take any action in furtherance of any of the foregoing.

         TWELFTH: To the extent permitted under applicable law, the Directors of Corporation are required to consider the interests of creditors of the Corporation in connection with all corporate actions.

         THIRTEENTH: In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to adopt, amend and repeal from time to time the By-Laws of the Corporation as and to the extent permitted therein.

         FOURTEENTH: Subject to the limitation in Article NINTH hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         FIFTEENTH: A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the GCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

         SIXTEENTH: (a) No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  (b) If the General Corporation Law of the State of Delaware shall be amended after this Certificate of Incorporation is filed with the Secretary of State of Delaware to authorize corporate action further eliminating or limiting the liability of directors, then a director of the corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the GCL, as so amended.

         SEVENTEENTH: The Board of Directors, by the affirmative vote of a majority of 100% of the members of the Board, and irrespective of any personal interest of its members, shall have authority to provide reasonable compensation to all directors for services, ordinary or extraordinary, to the Corporation as directors, officers or otherwise.

         EIGHTEENTH: Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer (or its equivalent) of another enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the GCL as it may be in effect from time to time, except as to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the Board of Directors.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by an authorized officer this 14th day of April, 1998.

                                     SSB VEHICLE SECURITIES INC.

                                     By:  /s/John P. Ebbott

                                            John P. Ebbott
                                            Authorized Officer